Exhibit 99.2

 Investor Presentation  1

   2  About this PresentationThis investor presentation ("Presentation") does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of SAC, the Company, or any of their respective affiliates. No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.Forward Looking StatementsCertain statements, estimates, targets and projections in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or involving, or future performance of, Sandbridge Acquisition Corporation ("SAC") or Owlet Baby Care Inc. (the "Company"). For example, projections of future EBITDA, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products, projections of the Company’s future financial results and other metrics, the satisfaction of closing conditions to the pending business combination between SAC and the Company (the "Business Combination") and the timing of the completion of the Business Combination are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SAC and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against SAC, the Company, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of SAC, or the Company to obtain financing to complete the Business Combination or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that the Company or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products; the ability of the Company to defend its intellectual property and satisfy regulatory requirements; the impact of the COVID-19 pandemic on the Company’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAC’s final prospectus dated September 14, 2020 relating to its initial public offering and other risks and uncertainties indicated from the time to time in the definitive proxy statement to be delivered to SAC’s stockholders and related registration statement on Form S-4, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by SAC.This presentation includes preliminary financial information (or “Flash” information) for the fiscal year ended December 31, 2020, which is subject to completion of the Company’s year-end close procedures and further financial review, and will differ from the financial information in the definitive proxy statement to be delivered to SAC’s stockholders and related registration statement of Form S-4. Actual results may differ as a result of the completion of the Company’s year-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. Neither the Company’s independent registered accounting firm nor any other independent registered accounting firm has audited, reviewed or complied, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary financial information.Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SAC nor the Company undertakes any duty to update these forward-looking statements.Use of ProjectionsThis Presentation contains financial forecasts for the Company with respect to certain financial results for the Company s fiscal years 2020 through 2025. Neither SAC s nor Company s independent auditors have audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward-looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.   Disclaimers

    Financial Information; Non-GAAP Financial MeasuresThe financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed by SAC relating to the Business Combination and the proxy statement/prospectus contained therein.This Presentation also includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. SAC and the Company believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. SAC and the Company believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, SAC and the Company are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.Industry and Market DataIn this Presentation, the Company relies on and refers to certain information and statistics obtained from third-party sources which it believes to be reliable. Neither SAC nor the Company has independently verified the accuracy or completeness of any such third-party information.TrademarksThis Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, © or ® symbols, but SAC and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.Additional InformationSAC intends to file a registration statement on Form S-4 with the Securities Exchange Commission (the “SEC”), which will include a proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of SAC’s Class A common stock in connection with its solicitation of proxies for the vote by SAC’s stockholders with respect to the Business Combination and other matters as may be described in the registration statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. After the registration statement is declared effective, SAC will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. SAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the registration statement and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, SAC and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of SAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to SAC’s secretary at 1999 Avenue of the Stars, Suite 2088, Los Angeles, CA 90067, (424) 221-5743.Participants in the SolicitationSAC and its directors and executive officers may be deemed participants in the solicitation of proxies from SAC’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in SAC is contained in SAC’s prospectus dated September 14, 2020 relating to its initial public offering, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. To the extent such holdings of SAC’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available.Summary of Risk FactorsThe Company’s business is subject to numerous risks and uncertainties that represent challenges that the Company faces in connection with the successful implementation of its strategy and the growth of its business. An appendix to this Presentation includes a summary of certain principal risks associated with the Company’s business, but these risks are not the only risks the Company faces now or may face in the future. You should consider carefully the discussion of these risks and other risks associated with Company’s business and the Business Combination that will be included in the proxy statement/prospectus included in the registration statement on Form S-4 to be filed by SAC.  3  Disclaimers

 Owlet Investor Presentation  Introduction 5Digital Platform for Parenting 10Our Story 14Owlet Today 19Future Healthcare Opportunities 27Growth Strategy 35Strong Financial Performance 43Appendix 52  Contents  12345678  4

Today's Presenters

Sandbridge



Ken Suslow

CEO

- Founding managing partner
- Chair of Sandbridge Investment Committee
- Led investments in Thom Browne, Farfetch, Rossignol, RealReal, among others



Richard Henry

CFO

- Principal
- Member of Sandbridge Investment Committee
- Former Vice President, Credit Suisse

Owlet



Lior Susan

Founding Partner, Eclipse Ventures

- 12+ years of experience
- Owlet Chairman of the Board
- Serial Entrepreneur
- 8 Years in IDF Special Forces



Kurt Workman

Co-Founder & CEO

- 8+ years of experience
- Formerly at Techstars and Clearlink



Michael Abbott

President & CFO

- 25+ years of experience
- Formerly at Specialized Bikes and Burton Snowboards



Jordan Monroe

Co-Founder & CINO

- 8+ years of experience
- Cofounder at PhoneSoap and formerly at Vivint

5

   Transaction Summary and Timing  Ownership  Existing stockholders / option holders to receive ~75% of the pro forma equitySandbridge founders and affiliates to own ~2%, Sandbridge investors to own ~17%, and common equity PIPE investors to own ~6%  $230 million cash in trust$75 million private placement of common stock at $10.00 / shareUse of proceeds: Growth capital  TBD  Combined company to be named Owlet Inc.Voting agreements for Sandbridge Sponsor and other Sandbridge stockholders representing ~26% of the Sandbridge voting powerNon-redemption agreements from Sandbridge stockholders representing all shares of Class B Common Stock, which are convertible into shares of Class A Common Stock  Proxy expected to be distributed in Q2’21 and closing as soon as practical thereafterSubject to customary closing conditions including Sandbridge stockholder and regulatory approvals  Owlet management and the sponsor group are subject to equity lock-upsSandbridge sponsor equity subject to 18 month lock-upManagement is rolling all of its equity and is subject to 18 month lock-upPartial early release upon achievement of share price performance thresholds starting after 9 months  Capital Structure  Governance  Equity Alignment  Other Details  Timing  6

   Detailed Transaction Overview  Estimated Sources and Uses  Existing Stockholders / Optionholders  Sandbridge Investors  Sandbridge Founders and Affiliates  Common Equity PIPE Investors  ____________________Note: Preliminary results for 2020 are unaudited and do not conform to regulation S-X. Such information may be adjusted or may be presented differently in the registration statement to be filed by SPAC relating to the proposed business combination and the proxy statement/prospectus included therein. Neither the Company’s independent registered accounting firm nor SPAC’s independent registered accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results for 2020 included herein, nor have they expressed any opinion or any other form of assurance on such informationAssumes no redemptions by Sandbridge’s public stockholdersCalculated on a fully diluted, net exercise basisExcludes 2.8mm shares that will remain subject to vesting and vest only upon achievement of share price performance thresholdsAssumes $7mm of net debt projected at 12/31/2020E, on a pro forma basis for the transaction in addition to ($230mm) of cash in trust from SPAC, ($75mm) of cash from PIPE investors, and transaction fees & expenses of $35mm  (1)  (1)  (2)  (2)  ($ in millions)     Sources     SPAC Trust Equity  $230   Company Stockholder / Optionholder Equity Rollover  1,000   Founder Shares  29   Committed PIPE  75   Total Sources  $1,334        Uses     Company Stockholder / Optionholder Equity Rollover  $1,000   Cash to Balance Sheet  270   Founder Shares  29   Estimated Transaction Fees & Expenses  35   Total Uses  $1,334    Pro Forma Valuation     Illustrative Price per Share  $10.00   Pro Forma Shares Outstanding (mm)  133.4   Equity Value  $1,334   (+) Net Debt  (263)  Enterprise Value  $1,071        Valuation Multiples     EV / 2021E Sales  9.8x   EV / 2022E Sales  6.1x   (3)  2.2%  5.6%  7  (3)  (3)

           1      1    2    3    4  Ken Suslow, Chairman/CEO Sandbridge – Why Owlet  Leading Position in Highly Attractive Sector with Technology Moat  Visionary and Proven Leadership Team  Rare Combination of Best in Class Core Business + Clear Path for Future Outsized Growth  Positioned to Dominate the Connected Digital Nursery of Tomorrow  8

Lior Susan, Founding Partner of Eclipse Ventures- Why Owlet

1 **Mission Driven**
- *"Keep Every Baby Healthy and Happy"*

2 **Massive TAM**
- *Large and growing parenting market TAM (~$81bn+) spanning consumer / medical / telehealth markets*

3 **High-quality Founders and Management Team**
- *Ability to 'think big'*
- *Have created a divergent and disruptive culture of innovation*

4 **Full Stack, Category-creating Platform**
- *Smart sock as connected ecosystem anchor with expanding product suite that serves family needs from conception to kindergarten*

9

 Digital Platform For Parenting  10

Digital Platform for Parenting


Consumer
Centric
Technology
enabled
Healthcare*
at home

Strategic Investments:

- Strong Brand
- Fantastic User Experience
- Connected Nursery

Strategic Investments:

- Full Stack Technology
- Connected Ecosystem

Strategic Investments:

- Medical Devices*
- Clinical Evidence

**Requires authorization by FDA prior to commercialization*

11

Emerging Trends Make it the Right Time to Bring Technology To Parents

Parenting Gets Upgraded

- **Parents are now more engaged than ever**

  Fathers in 2012 spent 269% more time on average with their children than in the 1960s[1]

- **Parents rely on technology more than ever[2]**

  Early tech adopters are up to 3x more likely than slower tech adopters to own the Smart Sock[3]

Biometrics Used Everywhere

- **92 million people will have pulse oximetry on their wrist by 2022[4]**

  SPO2 is the hero feature in the 2020 Apple and Fitbit smartwatches

- **Pulse Oximetry is in household conversations**

  COVID-19 has led to a 20x increase in people searching "Pulse Oximeter" in the US[5]

Healthcare Moves Home

Telehealth market potential of $122 billion[6]

- COVID-19 has led to massive shift in telehealth
- Most popular smartwatches propel the 'consumerization of healthcare' by adding clinical screenings like AFIB detection
- Propelled by AI and Big Data, healthcare is moving from being reactive to proactive

Sources:

(1) Pew Research Center--https://www.sciencedaily.com/releases/2016/09/160928160716.htm
(2) https://www.pewresearch.org/fact-tank/2019/09/09/us-generations-technology-use/
(3) Company estimate based on Lux Insights Inc. consumer panel
(4) https://www.pewresearch.org/fact-tank/2019/09/09/us-generations-technology-use/
(5) Google trends
(6) Frost and Sullivan reports: Telehealth-- A technology-based weapon in the war against the Coronavirus 2020

12

We Have Built a Passionate Management Team With a Strong Track Record



Kurt Workman
Co-Founder & CEO
8+ Years of Experience

Techstars **Clearlink**



Michael Abbott
President & CFO
25+ Years of Experience

Specialized Bikes **Burton Snowboards**



Jordan Monroe
Co-Founder & CINO
8+ Years of Experience

Phonesoap **Vivint**



Zack Bomsta
Co-Founder & CTO
8+ Years of Experience

Rocketship **Fireavert**



Burc Sahinoglu
VP of Engineering
25+ Years of Experience

Crateplayer **August** **Turkcell**



Abhi Bhatt
VP of Product
20+ Years of Experience

Amazon Alexa **Under Armor** **Microsoft**



Jeff Humpherys
Head of Clinical Data Science
20+ years of experience

UofU Health **United Healthcare**



Dr. Laura Jana
Medical Advisory Board Member
AAP Spokesperson

American Academy of Pediatrics

13

 Our Story  14

Every Parent Has the Same Questions and Concerns

Safety*

Is she breathing?

- SIDS: #1 cause of death in infants 1-12 months old[1]
- 10x as many babies pass away from stillbirth as SIDS[2]

Sickness*

When should I call my doctor?

- 92 million well, sick, and ER visits in first 4 years of life[3]
- Respiratory issues--#1 reason for pediatric ER visits[4]

Sleep

Will we ever sleep again?

- Parents lose 44 nights of sleep during the first year of a baby's life[5]
- Majority of new parents get 5-6 hours of sleep per night[6]

Sources: Center for Disease Control

(1) https://www.ncemch.org/suid-sids/statistics/index.php
(2) https://www.cdc.gov/ncbddd/stillbirth/facts.html
(3) In the US. https://www.ncbi.nlm.nih.gov/books/NBK526418/ (Table 2) https://www.aap.org/en-us/Documents/practicet_Profile_Pediatric_Visits.pdf (page 7)
(4) https://www.ncbi.nlm.nih.gov/books/NBK526418/
(5) https://consumer.healthday.com/encyclopedia/parenting-31/parenting-health-news-525/sleep-deprivation-and-new-parents-643886.html (350 hours lost in the first year divided by 8 hours of night sleep = 44 nights of lost sleep)
(6) https://www.healthline.com/health/parenting/new-parent-sleep-study

**** Owlet Smart Sock is not intended for these purposes. These statements refer to concerns that parents have during parenting generally as background on the potential market opportunity as Owlet seeks to expand to health applications, and do not refer directly to any current product benefit or claim***

15

The Early Parenting Journey Meets Constant Change & New Challenges...

Becoming a parent is the biggest change we go through in life. We change everything from spending habits to schedule, and new parents with very little training become caregivers overnight. Taking over the roles of doctor, nurse, dietician and sleep trainer in a matter of months.



1 in 8 struggle with infertility[1]

6M new pregnancies[4]



Changes in health & body

Preparing for labor



~4M Babies born[2]

33M Healthcare visits[3]



~16M Children 1-5yrs[2]

Development key focus

Conception **the biggest change that we go through in life** **Kindergarten**

Source:

(1) https://www.cdc.gov/nchs/fastats/infertility.htm
(2) https://www.cdc.gov/nchs/fastats/births.htm
(3) https://www.ncbi.nlm.nih.gov/books/NBK526418/ (Table 2) and https://www.aap.org/en-us/Documents/practicet_Profile_Pediatric_Visits.pdf (page 7)
(4) https://www.statista.com/topics/1850/pregnancy/

Note: Figures pertain to the US

16

   Fraught with a Fragmented Market & Disconnected User Experience     Low-tech legacy companies and the lack of a category leader force parents to utilize dozens of disparate products to care for their baby.  17

Owlet is the Next Connected Ecosystem That Brings Technology & Data To Modern Parenting

Creating a Holistic Experience for Parents

Livongo / **iRhythm**	**Apple**	**Peloton**	**Parenting**
Digital Health Monitoring	Personal Electronics	At-Home Fitness	TAM: ~$81B[(1)]

Source: Company disclosures.

(1) 2025 company estimate based on product roadmap, 0-5 year old child population, future telehealth (note $6B of TAM is from telehealth and subject to FDA authorization)

18

 Owlet Today  19

 ____________________Source: Company disclosuresThe NPD Group, Inc./U.S. Retail Tracking Service, Baby Monitors, November 2020https://journals.sagepub.com/doi/10.1177/2333794X17742751Estimate using Owlet Databases  Sock   Duo   Dream Lab  Owlet Sock   #1 Monitor(1)  96% Report reduced anxiety(2)850k+ Babies Monitored(3)  20

 Sock   Duo   Dream Lab  Owlet Cam & Sleep  ____________________Source: Company disclosuresNPD Data https://journals.sagepub.com/doi/10.1177/2333794X17742751Company estimate based on app tracking software  #1 Ecosystem(1)  94% Sleep Improvement(2)   7.8x Ave Daily App Usage(3)  21

 Sock   Duo   Dream Lab  Owlet Band  ____________________Source: Company disclosures2019 Consumer Electronics Show (CES) Innovation Awards  Winner ‘Tech to Change the World’(1)   Potentially First in Category   22

The Most Compelling Brand in Parenting...



	Sock	Duo	Dream Lab
Owlet NPS[1]	76	68	50

	Consumer Brands / Electronics	Johnson & Johnson	Phillips & Motorola
Other NPS[2]	45	40	33

#1 Ranking in the top 3 brand metrics[3]

77% Customers would consider other baby products from Owlet[3]

21 Baby Industry Awards

what to expect AWARDS WINNER 2018 · babycenter 2020 Love It Award Parents' Pick · 2020 ROMPER REGISTRY

15 Design and Innovation Awards

CES Innovation Awards 2019 Best of Innovation · CES Innovation Awards 2020 Honoree · GOOD DESIGN AWARDS®

Source: Company disclosures

(1) Company estimate based on in app survey measured 7 days after setup, n=2,044, from 08/2020 to 10/2020

(2) https://customer.guru/net-promoter-score/industry/consumer-brands-electronics

(3) Third party market analysis from 2020. Comparing brand metrics across 9 competitors in the baby industry. "top 3 brand metrics" were: best technology, gives parental confidence, most popular brand

23

 ...Is Creating the ‘Anchor’ Needed to Connect the Nursery...  Nightlight*    Cam  Smart Bed*  Humidifier*  Smart Sock    Thermometer*    Hey mom, looks like you could use some sleep! Now that Ivy is 4 months old, she can start to wean those middle of the night feeds. Swipe to learn about Dream Lab  Software & Content  ____________________Source: Company disclosures*In research and development   24

 ...All Under One Roof, Simpler & Smarter Together. Taking the Headache Out of Parenting  Simplifying the purchasing journey for parents at retail and online. Under one roof means that parents can expect the products to work together in one app and with enhanced integrated features.   25

Key Competitive Moats

Connected Ecosystem

#1
Ranking in the top 3 brand metrics(1)

77%
Customers would consider other baby products from Owlet(1)

One Cohesive Experience


Cam
Smart Sock
Smart Bed
Humidifier
Thermometer
Soothe

Owlet was the number one brand for repurchase intent when compared to 13 competitive brands. Also Owlet is ranked first, second or third in 11 of 15 brand loyalty drivers. (1)

Proprietary Data Advantage

1.5M
Parents Used the App(2)

9B
Heartbeats Monitored Per Night(2)
(estimated)

The Data Flywheel


More Data
Better Products
Clinical Insights*
More Products Purchased

AI driven algorithms to reduce inaccuracies and improve user experience. Smart Sock nuisance alarm rate <1/50 (2) what it would be without innovations. Also discovered data patterns that could enable opportunistic screenings of critical health conditions--if successfully developed and authorized for such use.

9-Year Head Start w/Tech & Brand

24+
Issued Patents

40
Trademark Registrations

Innovations Across Entire Tech Stack

- Fabrics
- Electrical
- Firmware
- Algorithms
- Mobile
- Backend

Proprietary circuit boards that are small and low power while still maintaining extremely low noise that enable high quality measurements and better accuracy. Also our patents enable superior placement of sensors in the best location for infants--the foot.

Source:
(1) Third party market analysis from 2020. Comparing brand metrics across 9 competitors in the baby industry. "top 3 brand metrics" were: best technology, gives parental confidence, most popular brand
(2) Company estimate based on Smart Sock data analysis
**Subject to FDA authorization*

26

 Future Healthcare Opportunities  27

       ~3,500Infant deaths from SUIDs every year(2)     40XMORE  80Infant deaths happen in a car accidents every year(1)   ____________________Sources: https://crashstats.nhtsa.dot.gov/Api/Public/ViewPublication/812719 Figure 3 https://www.cdc.gov/sids/data.htm  28

    We believe: One day ‘Every Baby’ will have access to monitoring  29

   The Smart Sock is a compelling anchor for creating the connected nursery   We believe a medical version of the Sock will become a critical tool for pediatrics*  Clinical  Consumer      ____________________*Pending authorization from the FDA  30    Opportunities from the ‘Every Baby’ Future:

    Healthcare Costs by Age     2009-10 Group Male      ____________________Source: Company disclosures https://www.ncbi.nlm.nih.gov/books/NBK526418/ (Table 2)https://www.aap.org/en-us/Documents/practicet_Profile_Pediatric_Visits.pdf (page 7)  The First Years of Life Are Expensive for Healthcare...  92M Visits ER, sick, & well visits (ages 0-4)(1)(2)  3.4M ER Visits(1)  14M Sick Visits(2)  16M Well Visits(2)  The First Year of Life:  31    Well Visit    Sick Visit

...and New Screening Functionality Has Massive Potential for Pediatrics...

Device monitoring for 12 hrs/day

Opportunistic screenings*

Critical tool for pediatrics

Every Year**

- Almost every infant gets sick
- 2.1M outpatient visits by children (0-5yr) due to RSV[(1)]
- Up to 200,000 infants have sleep apnea[(2)]
- Up to 120,000 children have epilepsy[(3)]
- 200,000 children (0-5yr) have Congenital Heart Defects (CHD)[(4)]
- Up to 80,000 children (0-5yr) experience SVT[(5)]
- Up to 500 infants pass away from RSV[(6)]

Supra Ventricular Tachycardia (SVT)*


heart_rate_raw
oxygen_raw
movement_raw
Yellow notifications
Red notifications
Time

Central Hypoventilation Syndrome (CHS)*


heart_rate_raw
oxygen_raw
movement_raw
Red notifications
Time

*The Smart Sock is not intended to screen or diagnose for medical conditions. This information is to illustrate the potential of future version or other product offerings for opportunistic screenings similar to how Apple Watch can screen for atrial fibrillation. The above graphs are case studies from Smart Sock HR, O2, and movement data. The two health conditions were validated with hospital records.

**Early internal research indicates there could be as many as 7 diseases/conditions for which Owlet could create opportunistic screenings. These screenings are in development and would require marketing authorization from the FDA.

Source:

(1) https://www.cdc.gov/rsv/research/us-surveillance.html
(2) https://news.childrensmercy.org/sleep-apnea-in-babies/
(3) https://www.cdc.gov/epilepsy/about/fast-facts.htm (.6% multiplied by 20M children 0-5)
(4) https://www.cdc.gov/ncbddd/heartdefects/features/kf-chd-estimates-us.html (1% multiplied by 20M children 0-5)
(5) https://jamanetwork.com/journals/jamapediatrics/fullarticle/381081 (.4% multiplied by 20M children 0-5)
(6) https://wwwn.cdc.gov/nndss/conditions/respiratory-syncytial-virus-associated-mortality/case-definition/2019/

32

...Which Strengthens Owlet's Position within the Emerging Telehealth Opportunity*

As access to doctors becomes more of a commodity within telehealth, we expect that owning the **relationship with the customer** will be the key differentiator

$122B

Telehealth TAM in 2025[(1)]

$6B

Owlet Telehealth TAM in 2025[(1)(2)]

Respiratory Issues[(3)]

#1

Reason for pediatric ER visits

61% of parents studied are interested in medical guidance through the Smart Sock and **50%** would pay **$20+/month**[(2)]

Illustrative example of future telehealth potential:


9:41
Thu, Jan 14th
Overview
Graphs
Notifications
Jan 14 - 11:10:03 PM
Ivy might be showing signs of sickness. Our doctors can review the O2 and HR data and are available now to chat.
Chat Now
85%
150 BPM
Awake
Home
History
Guide
Account

Engagement

7.8x

App Opened Per Day Ave[(4)]

79

Minutes of Daily App Usage[(4)]

Source: Company disclosures

(1) Frost and Sullivan reports: Telehealth-- A technology-based weapon in the war against the Coronavirus 2020

(2) Third party research report from 2020 accessing Owlet opportunity within telehealth

(3) https://www.ncbi.nlm.nih.gov/books/NBK526418/

(4) Company estimate based on Embrace.io app tracking software

*Although the Smart Sock is only intended for use in healthy babies to reduce parents' stress and anxiety, Owlet is evaluating potential telehealth applications

33

The Path to Telehealth and 'Every Baby'

1 Medical Devices

Currently developing two medical versions of the Sock intended to:

- Open up more opportunities with KOLs in pediatric research
- Enhance telehealth offering
- Enable the possibility of reimbursement and legislation

BabySat Device
-Kicked off development in 2018
-Pursuing marketing authorization from the FDA

2 Research

- Safety & Accuracy
- Observational
- Interventional/efficacy
- Health economics

Research
Completed & Published------ **4**
Completed ----------------------**1**
In Progress ---------------------**7**
Total ----------------------------**12**

Telehealth

Under development to enable physicians to utilize Sock data when deciding if the child is in need of an in-person visit. Physicians may potentially also be able to utilize existing CPT codes for **telehealth reimbursement** for device data. We expect this may be possible with the 'OTC Sock' device for which we plan to seek marketing authorization in 2023.

Legislation and Reimbursement

Multiple routes to mass adoption:

Car Seat Route

Breast Pump Route

Pending FDA marketing authorization, and successful clinical research, passionate parents could push legislation just like occurred with the **car seat** and **infant CHD screenings.** Insurers may cover the product similar to other medical devices such as the **breast pump** and **continuous glucose monitoring.**

34

 35    Growth Strategy

   4 Key Opportunities For Growth*    Penetrationwith Existing Products  Connected NurseryExpanding The Ecosystem  Telehealth& Medical Devices  InternationalExpansion Beyond The USA     2.    3.    4.   Existing products are still in the beginning phases of market penetration in the USA  Owlet plans on expanding our footprint to connect the essential products and services in the nursery   Owlet is investing in clinical research and FDA marketing authorization to potentially open up the door to reimbursement and telehealth  Owlet plans to expand beyond English speaking countries to Europe, Asia and LATAM   36          Telehealth and Medical Devices  Expand International  Connect The Nursery   Deepen Penetration  ____________________*Company estimates  Gross Revenues

              Future Opportunities  ~3,000+ doors  722 doors  599 doors    Existing Retailers  ~200 doors  Build the Brand  Grow Distribution  More Value & Premium Positioning  2016-2020  2021-2022  2023+    ____________________Source: Company disclosuresCompany estimate based on in app survey measured 7 days after setup, n=2,044, from 08/2020 to 10/2020  Leverage Brand & Distribution to Bring Owlet To More Families    3.5K doors    5K additional doors    76 NPS(1)  37

 Total LTV      $547  $914  $1,328  $1,727  $2,456  $3,296  CAC      $30  $28  $27  $25  $24  $22    2. Expand the Owlet Ecosystem     2023E  2020  2021E  2022E  2024E  2025E    Platform    +  Nursing    +  Sleep    +  Labor    +  Telehealth    +  DataStorage  ____________________* Could require FDA marketing authorization  Smart Nursery  Consumables   Ecosystem    38  Band*

3. Telehealth and Medical Devices*

1 BabySat


Heart Rate
140
Oxygen Level
95%

Building credibility and opening up a new market

- First pulse oximeter designed for babies
- Designed to utilize telehealth platform
- Designed for babies with health conditions

2 OTC Sock


150 BPM
96% O2
Owlet

Expanded claims could lead to deeper penetration

- Designed to utilize telehealth platform
- Designed for healthy babies
- Designed to opportunistically screen for health conditions

3 Telehealth



Designed to make care easier for parents

- Designed to be convenient and easy for physicians and parents
- 61% of parents studied are interested in medical guidance through the Smart Sock and 50% would pay $20+/month[1]

(1) *Third party research report*

** BabySat and OTC Sock are investigational medical devices, which would require authorization by FDA prior to commercialization*

39

   4. International Expansion to Europe, Asia & LATAM by 2025(1)     LATAM 202460MChildren      USA 2015 25M Children          Europe 202130M Children  Asia 202297MChildren    ____________________Source: Company estimates based on population data provided by U.S. Census Bureau, United Nations, and OECDhttps://daxueconsulting.com/baby-care-market-in-china/  47% of Chinese consumers prefer imported brands for safety reasons(2)22% ’15-’19 CAGR on the baby care market in China(2)Online channels represent 50% of mother and baby retail market value in China(2)  40

Leading to a Large & Growing TAM for Owlet's Products

2021 Parenting TAM	2023 Parenting TAM	2025 Parenting TAM
~$23B[1]	~$49B[1][2]	~$81B[1][2][3]


$81B
$49B
$23B

TAM Growing at 37% CAGR through 2025

Source: Company provided materials, Centers for Disease Control and Prevention (CDCP) and Statistia

(1) *Company estimate based on product roadmap, 0-5 infant population, U.S. demographic data is based on registered births in 2018 and includes pregnancies. EU demographic data is based on registered births in 2019 and includes pregnancies. Asia demographic data is based on registered births in 2019 in China, Japan, and South Korea and includes pregnancies. The number of pregnancies is calculated as an assumed 75% of annual births in that region*

(2) *Assumes the same demographics as today's calculation for illustrative purposes*

(3) *Includes future telehealth opportunity. (note a portion of TAM is from telehealth and subject to FDA authorization)*

41

 Expanding Owlet’s Product Portfolio and Early Customer Acquisition Leads to Strong LTV/CAC Performance Over Time   ____________________Source: Utilizes LTV data from TAM assessment  42  x  x  x  x  x  x  x

 Strong FinancialPerformance  43

Drivers of Profitability and Long-Term Model

		2019A	2020E	2021E	2022E	2023E	2024E	2025E
1	Net Revenue[1]	$49.8M	$75.2M	$107.2M	$174.7M	$316.4M	$581.4M	$1,064.5M
2	YoY Growth	-	51.0%	42.6%	62.9%	81.1%	83.8%	83.1%
3	Gross Margin	46.0%	47.5%	53.7%	54.7%	55.4%	56.3%	56.3%
4	EBITDA Margin	(32.8%)	(11.3%)	(24.5%)	(15.2%)	(4.1%)	9.5%	15.8%
5	TAM Penetration[1][2]	0.06%	0.09%	0.13%	0.22%	0.39%	0.72%	1.31%

Note: Results for 2019 and preliminary results for 2020 are unaudited and do not conform to Regulation S-X. Such information may be adjusted or may be presented differently in the registration statement to be filed by SAC relating to the proposed business combination and the proxy statement/prospectus included therein. Neither the Company's independent registered accounting firm nor SAC's independent registered accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the results for 2019 or preliminary results for 2020 included herein, nor have they expressed any opinion or any other form of assurance on such information. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed by SAC relating to the Business Combination and the proxy statement/prospectus contained therein.

(1) *Assumes FDA clearances of BabySat in Q1 2021 and 'OTC Sock' in Q4 of 2022*
(2) *Net revenues divided by $81B potential TAM (note a portion of $81B TAM is from telehealth and pending FDA authorization)*

44

Use of Funds

Anticipated SPAC net proceeds*	195.0M
Anticipated PIPE gross proceeds	130.0M
TOTAL	325.0M
Total Identified Use of Funds	145.5M
Percent use of SPAC only	74.6%
Percent use of Total (SPAC + PIPE)	44.8%

Funds expected to be invested over 24-36 months

- Clinical Research and Regulatory Approvals
- Connected Nursery
- Software & Services Platform
- Acquisitions
- Customer acquisition/penetration
- International expansion
- Infrastructure upgrades

*Minus ~$35M in estimated transaction fees and expenses

45

Attractive Business Model

Large Market with Room To Grow	**0.06%** 2019A TAM Penetration	→	**1.31%** 2025E TAM Penetration[1]
Powerful Competitive Moats: Data, Brand, & Tech	**<1/50** SS false alarm rate vs. without accelerometry & AI innovations[2]		**4T** Heartbeats monitored since inception[2]
Visible and Robust Pipeline of Existing and New Products	**75.9%** 2023E Gross Revenues From Existing Products	→	**65.2%** 2025E Gross Revenues From Existing Products
Extensive Distribution Platform	**65%** Sales by online channels in 2019A		
Strong Long-Term Revenue Growth	**66.6%** 2019A – 2025E Net Revenues CAGR		
High and Improving Gross Margins	**46.0%** 2019A Net Revenues Gross Margin	→	**56.3%** 2025E Net Revenues Gross Margin

Source:
(1) Net revenues divided by $81B TAM
(2) Based on Company data

46

Owlet Cuts Across Several Highly Attractive Comparable Universes…

	Peers	Rationale
Digital Health / Medtech	Teladoc Health / Livongo, Rhythm, Masimo, amwell, Inspire (Sleep Apnea Innovation)	• Data-enabled technologies to help guide the patient journey • Innovation focused on improving user experience • Attractive margin profile
Disruptive Consumer Tech / Health & Wellness	EARGO, Peloton, Apple, hims & hers	• Unrelenting focus on user experience as a primary driver • Control of hardware, software, and services enables maximum capture of value from customers • Continual evolution of products platform allows for greater ability to retain and indoctrinate users further into the ecosystem
High Growth Consumer	Beyond Meat, freshpet, Vital Farms	• Pioneering products that address untapped customer needs • First-mover advantage contributing to acceleration of revenue and profitability momentum

47

   …And Is a Financial Outlier  _______________________________Source: Company filings, Management projections, and FactSet. Market data as of January 15, 2021. Size of bubble represents firm values of respective companies  Owlet’s Topline Growth Potential Combined with Its Margin Profile Put It in a League of Its Own Relative to Its Peer Set Comprised of Best-in-class Players in Respective Categories  CY2021E EBITDA Margin  ’24E-’25E Net Revenue Growth’25E EBITDA Margin    /  CY2020E – CY2022E Revenue CAGR          (50.0%) (40.0%) (30.0%) (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0%   (20.0%)  80.0%60.0%40.0%20.0%0.0%  Long term PlanDigital Health / MedtechDisruptive Consumer Tech / Health & WellnessHigh Growth Consumer~$10bn Firm Value                       48

 49

 Putting Valuation in Context  _______________________________Source: Company filings, Management projections, and FactSet. Market data as of January 15, 2021Note: Owlet revenue reflects net revenue (net of revenue deferred, sales discount and return allowance)(1) Calculated as FV / CY2022E revenue / CY2021E – CY2022E revenue growth  FV / CY2022E Revenue  FV / Growth Adjusted CY2022E Revenue(1)    3.0x  21.0x+  5.0x  7.0x  9.0x  11.0x  13.0x  15.0x  17.0x  19.0x    6.3x   8.8x   12.0x   19.6x   25.6x   13.8x   17.2x   11.4x   10.0x   3.3x   /    6.1x     13.5x                         0.10x   1.23x   1.28x   0.62x   0.69x   0.39x   0.18x   /  0.45x     0.1x  1.0x+  0.2x  0.3x  0.4x  0.5x  0.6x  0.7x                    0.74x     0.42x     0.27x     0.13x   20.1x     0.75x     50

       FV / CY2021E Growth Adjusted Revenue(1)  Valuation Benchmarking   _______________________________Source: Company filings, Management projections, and FactSet. Market data as of January 15, 2021(1) Calculated as (FV / CY2021E Revenue) / CY2020E – CY2022E Revenue CAGR(2) Calculated as (FV / CY2022E Revenue) / CY2021E – CY2022E Revenue CAGR    FV / CY2021E Revenue  Median: 21.2x   Median: 14.5x   Median: 14.6x   /  FV / CY2022E Growth Adjusted Revenue(2)    FV / CY2022E Revenue  Median: 17.2x   Median: 10.0x   Median: 11.1x   /  Disruptive Consumer Tech / Health & Wellness  Digital Health / Medtech  High Growth Consumer  35.0x  25.5x  21.2x  18.6x  13.2x  25.8X  17.6x  11.7x  6.6x  15.5x  14.5x  4.2x     25.6x  20.1x  17.2x  13.8x  12.0x  19.6x  13.5x  8.8x  6.3x  11.4x  10.0x  3.3x  51

 Questions?  52

Competition

Category	Big Tech
Example	Facebook, Amazon, Google, Apple
Barriers to entry	• **Little brand value in baby industry** • **Baby is a niche category**

Category	New Startups
Example	RayBaby, Miku, Snoo, Nanit,
Barriers to entry	• **Low penetration** • **Don't track oxygen levels** • **Not ecosystem focused**

Category	Baby
Example	Fisher Price, Pampers, Graco, VTech
Barriers to entry	• **Little qualified baby tech experience** • **Legacy brands historically building low tech solutions**

Owlet

- ✓ **Strong ecosystem anchor w/ Smart Sock**
- ✓ **#1 Ranking in the top 3 brand metrics**[1]
- ✓ **First mover with a 9 year head start**
- ✓ **Smart Sock clinically validated accuracy**[2]
- ✓ **Full stack technical capabilities**

Source: Company disclosures.

(1) *Third party market analysis from 2020. Comparing brand metrics across 9 competitors in the baby industry. "top 3 brand metrics" were: best technology, gives parental confidence, most popular brand*

(2) *https://www.clinicaltrials.gov/ct2/show/NCT04446247?term=owlet&draw=1&rank=3*

53

‘Compelling Anchors’ Are the Ecosystem Engines

Apple iPhone – A “Must-Have” Product for an Integrated Environment

2005 Global Mobile Phone TAM: **~$120B[1]**

2019 Global Smart Phone TAM: **TAM: ~$460B[2]**

Mac



iPad



iPhone



Accessories



Services

tv+

Owlet Smart Sock – A “Must-Have” Product for an Integrated Nursery

2021 Global Parenting TAM: **~$23B[3]**

2025 Global Parenting TAM: **~$81B[4]**

Cam



Soothe



Smart Sock



Accessories



Services



Dream Lab Services Platform

Source: Company provided materials and publicly available company filings

*(1) 2005 global mobile phone TAM calculated as 800mm units * average device sales price of $146. Sourced from IT Facts*

(2) 2019 global smartphone market sourced from Evercore

(3) Company estimate based on product roadmap, 0-5 infant population, U.S. demographic data is based on registered births in 2018 and includes pregnancies. EU demographic data is based on registered births in 2019 and includes pregnancies. Asia demographic data is based on registered births in 2019 in China, Japan, and South Korea and includes pregnancies. The number of pregnancies is calculated as an assumed 75% of annual births in that region

(4) Assumes the same demographics as today’s calculation for illustrative purposes. Includes future telehealth opportunity. (note a portion of TAM is from telehealth and subject to FDA authorization)

54

 Clinical and Consumer Efforts Have Synergistic Effects  Clinical  Consumer    Deepen Penetration & Create Ecosystem Anchor    Introduce New Products Growing LTV and TAM  Strengthen the Ecosystem and Competitive Moats    Solve Compelling Problems  Why buy a camera that doesn’t work with my Smart Sock?  5% Adoption Create the ‘Smart Baby Monitor’ Category  Introduce the Owlet Cam   Smart Sock: “Know your baby is okay”   2016-2019 Example  55

Developing a Full Solution Approach to Improving the Parenting Journey

Conception ··········· full stack cohesive solutions throughout the parenting journey ··········· ▶ **Kindergarten**

Solutions

Telehealth & Services
- Telehealth Integration*
- Sleep Coaching
- Educational Courses



Owlet
How to Night Wean




Insights*:
- Baby is getting sick*
- Baby has health condition*
- Sleep regression



Decelerations




Hardware:
Tracks
- Oxygen
- Heart Rate
- Sleep
- Temperature*





Sickness Scenario*

Owlet

"ER visits are pricey, we have pediatricians ready to look at Ivy's Smart Sock data and chat any time tonight"

" It looks like Ivy might be getting sick, we turned on the humidifier and extended her wake up time so Ivy can get better"

Ivy is tracked accurately for 12.5 hours

Ivy experienced a 5% drop in O2 along with a consistent HR increase.

***The Smart Sock is not intended to screen or diagnose medical conditions. This information is to illustrate the future potential for Owlet's products.**

56

Multi-Pronged Strategy to Drive Growth and Create Value

Drive Organic Growth

- Connected Nursery: 66.5% Net Revenue CAGR '19A – '25E
- Pregnancy Band
- Soothe
- Smart Bed
- Consumables

Launch Pediatric Healthcare Devices

- Potential for legislation and / or reimbursement
- 2021: Continue to pursue BabySat marketing authorization for sick babies
- 2022: Pursue OTC Sock development and marketing authorization for healthy babies as the 'Every Baby' medical device.

Further Develop Services Offering

- Telehealth integration
- Existing Offerings: Dream Lab and other current services
- New offerings including 'Owlet Care' by 2025E: Software / Services = $230mm

Leverage Brand and Competitive Moat to Expand Into New Markets

- Target Telehealth TAM by leveraging customer base
- Drive superior insights and opportunistic screenings leveraging database of 9B nightly heartbeats
- Expansion into AUS, UK, CAN, GER and FRA

Execute on Acquisitions

- Make targeted acquisitions that are complementary to Owlet's vision
- Acquire hardware and software products that expand the full stack of cohesive solutions throughout the parenting journey, from conception through kindergarten

57

Designing an Expanded Ecosystem

Smart Sock Plus



- Designed to monitor heart rate and oxygen
- View from app
- Version for children 18 months to 5 years old
- Historical data and insights

Cam



- Camera with built-in two-way microphone and speaker set
- Streams HD 1080p video with night vision to app
- Designed to integrate seamlessly with Smart Sock via app

Soothe



- App controlled
- Light and sound presets
- Time to rise feature for toddlers
- Syncs with Dream Lab schedule
- Automatic on/off with Smart Sock plug/unplug
- Automations built around infant sleep state data from the Smart Sock

Dream Lab



- Interactive sleep program
- Help any healthy baby sleep better
- Customized, step-by-step plan
- Auto updates according to progress

Band*



- Wearable monitor for pregnant women
- Designed to track baby's heartbeat and give peace of mind
- Being developed for use between 24 and 40 weeks of pregnancy
- Comfortable for overnight use

Medical



Baby Sat (seeking FDA authorization)

- Designed to build legitimacy and trust with physicians and regulators
- Designed to open up the new "sick baby" market for prescription use only

OTC Sock (planning to seek FDA authorization)

- Increase consumer trust and penetration through potential for FDA marketing authorization
- May seek authorization for life saving claims
- May seek authorization for opportunistic screenings for heart and lung conditions

Could require FDA authorization

Under Development

58

Innovations Across the Entire Technology Stack Enhance Accuracy and User Experience While Limiting Competition

Key Innovations:	Owlet's Tech Stack
1. **Fabric:** Custom 3D knit seamless fabrics that conform to the body to enhance readings without compromising comfort. Ultra thin electrode sensors embedded in the fabric	Fabrics
2. **Electrical:** Proprietary circuit boards that are small and low power while still maintaining extremely low noise that enables high quality measurements and better accuracy	Electrical
3. **Firmware:** Low power FW innovations on both Sock and Band for extended usage durations, minimal battery footprint, and immediate data access	Firmware
4. **Algorithm:** Optimized machine learning on a microcontroller enables monitoring heart rate through motion for 97% nightly coverage in monitoring(1)	Algorithms
5. **Mobile:** Scalable architecture that allows for multiple devices to stream data across both Android and iOS applications. CI/CD system for fast unit testing and releases	Mobile
6. **Backend:** Globally scalable, built for data science and business intelligence. Immediate software updates to products in the field. Batch, SKU, and version tracking on the backend. GDPR and CCPA compliant.	Backend

Clinically Validated and Customer Friendly

Smart Sock 3 Key Features

- Miniaturized Tech
- Low cost
- Wireless
- Utilizes AI driven algorithms and accelerometry to drastically reduce false alarms

Band Design* vs. Corometrics 170:

- Estimated 1/600th the size
- Estimated 1/16th the cost
- Wireless vs. powered
- Passive ECG (vs. active energy heavy ultrasound)
- Dry electrodes (vs. uncomfortable sticky electrodes)

Smart Sock 3 Validation and Results:

- SS3 exceeds industry standards in 3rd party validation for both SpO2 and heart rate
  - 2.1 ARMS SpO2
  - 1.96 RMS heart rate

Band* Validation and Results:

- Owlet Band being developed to accurately estimate fetal heart rate compared to Corometrics 170 with an average error of +/-2.21 BPM (in house testing)
- Third party accuracy validation started at Columbia University Irving Medical Center. (paused due to COVID-19)

Source:
(1) Company estimate based on data collected over 40,000 V3 devices in the field
**Band is still in development*

59

Future Product Opportunities - Room to Grow


Product Grid
Clinical
Problem
Consumer
Sickness
Safety
Sleep
OTC Sock*
Opportunistic Screenings*
BabySat* Gen 2
BabySat*
Thermometer*
Wearable Thermometer*
Telehealth*
Fertility Course
Fertility Tracker
Scale
Fertility Coaching
Labor and Delivery Course
Sickness Assistant*
Humidifier
Carbon Monoxide Alarm
Band**
Car Seat Alarm
Smart Sock
High & Low Priced Cams
SmartSock Plus
Cam
Camera Subscription
Sock Data Subscription
Lactation Course
Smart Bed
Dream Lab
Consumables
Sound Machine (Soothe)
Potty Training Course
Accessories
Dream Lab for Toddlers
Toddler Behavioral Course
Conception
Time
Kindergarten
In Market
Near Future
Long Term
Subscription / Software
Ecosystem Anchor Product
Ecosystem Enhancement Product

* Pending FDA marketing authorization
** Could require FDA authorization

60

Strengthening the Customer Relationship in Toddlerhood

Key Pipeline Products in Extending to Kindergarten



Birth
Kindergarten
Owlet Cam
Smart Sock Plus
Soothe
Dream Lab
Humidifier
Thermometer
CO Detector
Behavioral Course

1) Cam

Most parents continue to use cameras in their children's room well past 5 years old. To keep track of when their child falls asleep and wakes up, monitor night wakings, capture memories, and generally keep an eye on what is happening in the child's room.

2) Smart Sock Plus

One of the top requests from our users is to have a Smart Sock that they can continue using as their child gets older.

3) Soothe

Parents continue to use sound machines well past the toddler years in order to block out unwanted sounds so that their child can sleep.

61

     z  Owlet Targets Three Primary Customer Segments     Color Scheme    224 242 235    227 227 227    127 127 127    0 125 158    145 206 183    250 183 147  Owlet’s target customer is:  A Millennial parent who is a first-time expecting parent, a parent with a first-time newborn, or a repeat parent25 – 45 years old$50k+ incomeMore tech savvy than average parent  Feel various overwhelming emotions, but sleep is the forefront of parent concernsChecking in on baby frequentlyOn the hunt for products that can offer freedom and peace-of-mind – Regardless of price  More laid-back and confident in parenting skillsValue products that ensure baby is happy, while allowing them to have freedom and tend to other parental duties  What do I need for the nursery? What are the best / safest infant-care products?Need to exist where first-time parents are considering other baby monitorsOwlet may not be top-of-mind due to less traditional monitoring systemHigher sense of urgency in third trimesterFirst-time parents typically purchase important items not received in baby shower    Mindset"Am I really prepared for what comes next?"    Mindset"Will I ever sleep again?"    Mindset"I don't have time to think about anything unless it makes my life easier”  First-Time Expecting Parents  First-Time Newborn  Repeat Parents  62

Multi-Channel Brand and Marketing Strategy

Drive growth through multi-channel sales and marketing:

Establish Owlet as a premier brand amongst millennial parents globally

Drive urgency and reduce friction in online and in-store purchase behavior

Drive category growth for key retail partners through innovative and creative online and in-store presence

Connect consumers firmly to Owlet products and expand LTV

Build and evolve foundation for data-driven marketing

Brand

- Influencers / Mavens / KOLs
- PR / bloggers
- Brand evolution
- Social proof
- Product positioning
- Messaging revamp

Multi-Channel Sales Growth

- E-commerce expansion
- More retail doors
- POP improvements
- Retail marketing programs

International

- CA expansion to fast follow US
- AUS scale and expansion
- UK product market fit and growth

Funnel Optimization

- Paid marketing efficiency
- SEO & organic traffic growth
- Web CRO
- Amazon optimization
- Lifecycle optimization
- Cross sell and upsell

63

Multi-Channel Distribution Strategy

Strong Existing Retailer and Online Distribution Strategy

Existing Retailers

buybuy BABY
amazon
TARGET
COSTCO WHOLESALE – Online
Walmart – ~200 doors
BEST BUY
Boutiques
FSA store

Product Availability [1]



Smart Sock
In-Store (~4,000 doors)
Online (All channels)



Duo
In-Store (~250 doors)
Online (All channels)



Cam
In-Store (~4,000 doors)
Online (All channels)



Dream Lab
Online (Most channels)

Opportunities for Distribution Growth

Retailer Opportunities

Walmart – ~3,000+ doors
COSTCO WHOLESALE – In-store 722 doors
Sam's Club – 2021
Lowe's
The Home Depot
QVC

Order Pipeline

CPFR Q4'20	QBRs	
amazon	amazon	buybuy BABY
TARGET	TARGET	BEST BUY

Channel Strategy

- Owlet targets E-commerce expansion and more retail doors
  - Drives urgency and reduces friction in online and in-store purchase behavior
  - Drives category growth for key retail partners through innovative and creative online and in-store presence
- Owlet must be available wherever parents are choosing to do their registry, since many parents rely on registries and gift-giving
- Aggressive Minimum Advertised Pricing (MAP) enforcements allow retailers to be successful on their own merits and not price alone

Source:
(1) Company estimate based on Netsuite data

64

         Retail Dominance Enables Future Product Placement  Owlet has earned premium placement in-store through strong sales performance and high brand affinity. As we bring integrated products to market, we expect to continue to have premium placement in key channels to grow future product lines.  Best Buy Display  Boutique Display  Walmart Endcap Display  Buy Buy Baby Racetrack  Pipeline for Future Products  Strong Product Placement    Concept Display  65

COVID-19 Impacts

1 Company Has Adapted to Unprecedented Environment

- COVID-19 has not negatively affected operations in a material way
- The majority of the workforce is currently working from home and the business has proven that operations can continue without being in the office

2 Flexible Supply Chain to Respond to Dynamic Backdrop

- Owlet experienced delays from closures of suppliers, which required the Company to incur air freight costs that it would normally not have incurred
- **Manufacturing:**
  - Manufacturing partner has 4 other facilities located around the world that could make Owlet's product
  - They could have productions running in 30 days from the time a move is initiated
  - Owlet is preparing to open a second production site with partner in Mexico in 2021
- **Distribution:**
  - Distribution partner has 6 other distribution centers in the US that could ship product
  - All facilities have the same IT systems as the Dallas facility currently used
  - Goods pass directly by two other distribution centers en route to Dallas, and Owlet could change the delivery location on weekly shipments on short notice (2-3 days)

3 Strong Long-Term Outlook

- Despite impacts to the supply chain and retailers, gross sales have remained strong.

66

 --Appendix-- Future Clinical Opportunities:Medical Devices and ‘Every Baby’ Strategy  67

Owlet is Developing Two Medical Devices:


OTC Sock
Expanded claims could lead to deeper penetration

- Medical device under development that is designed to be sold over the counter at retailers like Target or Walmart similar to a thermometer or a breast pump

- Potential for increased consumer trust and sales from FDA clearance (if granted)

- Potential for stronger claims (subject to FDA review):
  - “Designed to notify you of potential accidental suffocation”
  - ‘Opportunistic screenings’ for potentially life threatening conditions like CHD, SVT, epilepsy, fever and sickness


BabySat
Building credibility and opening up a new market
Heart Rate
140
Oxygen Level
95%
Readings are Normal

- Designed to be the first pulse oximeter designed for infants (vs retrofitted from adult pulse oximeters)
  - Wireless, on-foot design has the potential to be safer and lead to fewer false alarms
- Potential to open new medical market for babies with health conditions
  - BabySat Gen1 ($65M) and Gen2 ($317M)

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Medical Devices

OTC Sock

'Healthy Baby' Market [1]

OTC Sock The OTC Sock is under development to support health related claims and credibility that may lead to deeper penetration and lay the foundation for mass adoption. (application for FDA marketing authorization estimated to be submitted Q4 of 2021)

$1.2B

BabySat

'Sick Baby' Market

($317M)[2] **BabySat Gen 2** Is designed for expanded indications for use to enable monitoring for more situations (application for FDA marketing authorization estimated to be submitted) (Q1 2023)

($65M)[3] **BabySat Gen 1** is designed to enable the company to get a foothold in monitoring babies with conditions (subject to FDA marketing authorization)

$317M

$65M

	OTC Sock	BabySat
Primary Use?	Healthy babies	Sick Babies
When?	Targeting submission to FDA for Marketing Authorization in Q4 2021	Potentially as early as 2021 (if marketing authorization from FDA is granted)
Designed for Prescription?	No	Yes
Proposed Customers	Pursing Target, Walmart, BBB	Targeting DME's & Health Systems (requires prescription)
Who would pay?	Stage 1 – Consumer paid: like Sock today. Deeper penetration anticipated to come from health related claims and FDA clearance Stage 2 – Payor coverage and reimbursement: Present clinical evidence that OTC Sock is a medical necessity and therefore reimbursable	DME and reimbursed by insurance companies[4]
Operational Change	Designed to replace Smart Sock as the next generation Subject to medical device ISO 13485 quality standards	Designed not to compete with OTC Sock (targets sick patients) Subject to medical device ISO 13485 quality standards

Source:

(1) *4M babies born in US multiplied by OTC Sock Price of $299*
(2) *Based on growing the pie for monitoring into other conditions: NICU early discharge (266k), RSV monitoring (92k), maternity wards (30k)*
(3) *Company estimate based on 2019 Symphony claims data: 132k conditions covered by insurance*
(4) *Reimbursement code: E0445*

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Positioned to Excel in Medical Category

Owlet BabySat (subject to FDA marketing authorization)	**FDA-cleared Pulse Oximeters**



<u>Designed to be:</u>

- Wireless
- Easy-to-use technology
- Comfortable for baby
- Intuitive app
- Continuous monitoring
- Created specifically for babies and parents in mind



- × Wired
- × Cumbersome interface
- × Limits baby’s range of motion
- × Analog format
- × Designed for spot checks
- × Focused on a broad use case, rather than the unique needs of at home pediatric monitoring

With FDA marketing authorization, Owlet would be able to offer at home, medical grade monitoring to infants with health conditions

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Current and Upcoming Research

Research Timeline

Past Medical Opinion

- CHIME Study started (1994) and published (2001)
- AAP Recommends against monitoring to reduce SIDS (2003)

Published Research

- "Owlet Smart Sock Improves Usability, Care Access, and Reduces Parental Anxiety in Newborns" (2017)
- Owlet Smart Sock V2 Clinically Validated Accuracy Results with Third Party Lab Clinimark (2018)
- Owlet Smart Sock V3 Accuracy with Profound Hypoxia Bickler Labs (2020)
- "Supraventricular Tachycardia (SVT) Prevalence" Cleveland Clinic Universities of Michigan and Utah (2021)

Upcoming Research

- "Comparison of Wireless vs Wired Pulse Oximetry for Monitoring Neonates"Drs. Carl Hunt, and Nichole Dobson (Completed-Pending Publication)
- "SUID Prevalence During Home Cardiorespiratory Monitoring" (In Progress)
- "Owlet Smart Sock 3 Accuracy on Infants- Including Preemies"- U of U Pediatrics(2021)
- "OSS3 Validation to Assist with Home Oxygen Therapy for Premature Neonates with Bronchopulmonary Dysplasia" - Mayo Clinic (2021)

Research around monitoring is limited. Over 20 years ago, researchers in the CHIME study tested pulse oximetry as a way to identify SIDS cases. They found that the "efficacy of such devices for this use is unproven." Given that traditional pulse oximetry leads to parental anxiety The American Academy of Pediatrics (AAP) does not recommend using cardiorespiratory monitoring as a strategy to reduce SIDS

Smart Sock V2 accuracy has been validated by the 3rd party accuracy lab clinimark[1] and V3 accuracy has been validated by a lab at UCSF[2]

Owlet published data has shown that 96% of parents experience improved peace of mind because of the Smart Sock[3]

Advancing Research for at Home Monitoring

Comparison of Wireless vs Wired Pulse Oximetry for Monitoring Neonates: Carl Hunt, MD (co-author on the CHIME study) and Nicole Dobson, MD (both SUIDS researchers) are co-investigators on the study

Supraventricular Tachycardia (SVT) Prevalence: SVT is a condition where if undiagnosed can be deadly for infants. In collaboration with Cleveland Clinic and the University of Utah A large analysis of Owlet data has discovered that SVT is more common than previously thought[4]

Source:
(1) https://clinicaltrials.gov/ct2/show/NCT03630016?term=owlet&draw=2&rank=2
(2) https://www.clinicaltrials.gov/ct2/show/NCT04446247?term=owlet&draw=1&rank=3
(3) https://journals.sagepub.com/doi/10.1177/2333794X17742751
(4) https://www.sciencedirect.com/science/article/abs/pii/S0022347621000020

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